Exhibit 99.1

Power Solutions International Announces Extension to Credit Agreement

WOOD DALE, Ill., March 28, 2024 – Power Solutions International, Inc. (the “Company” or “PSI”) amended its $130 million uncommitted senior secured revolving credit agreement (the “Fourth Amended and Restated Credit Agreement”), with Standard Chartered Bank, as administrative agent (“Standard Chartered”), and the lenders party thereto from time to time. The Fourth Amended and Restated Credit Agreement extends the maturity date of loans outstanding under its previous credit facility to the earlier of March 21, 2025 or the demand of Standard Chartered. The Fourth Amended and Restated Credit Agreement has an outstanding principal balance of $50 million with no principal payments scheduled as of the date of this release.

The Fourth Amended and Restated Credit Agreement is subject to customary events of default and covenants, including minimum consolidated EBITDA and Consolidated Interest Coverage Ratio covenants for the second and third quarters of 2024. Borrowings under the Fourth Amended and Restated Credit Agreement will incur interest at either the alternate base rate or the Secured Overnight Financing Rate (“SOFR”) plus 3.45% per annum.

The obligations under the Fourth Amended and Restated Credit Agreement are unconditionally guaranteed, on a joint and several basis, by certain wholly-owned, existing and subsequently acquired or formed direct and indirect domestic subsidiaries of the Company, subject to customary exceptions. The obligations under the Fourth Amended and Restated Credit Agreement are secured by substantially all assets of the Company and the Company’s wholly-owned subsidiaries.

In connection with the Fourth Amended and Restated Credit Agreement, on March 22, 2024, the Company also amended one of its existing shareholder’s loan agreements with its majority stockholder, Weichai America Corp. (“Weichai”), to among other things, extend the maturity date thereof. The Company and Weichai agreed not to renew the first shareholder’s loan agreement, which expired on March 24, 2024, providing the Company with a $130.0 million subordinated loan under which Weichai was obligated to advance funds solely for purposes of repaying outstanding borrowings under the Third Amended and Restated Uncommitted Revolving Credit Agreement dated as of March 24, 2023 among the Company, certain subsidiaries of the Company party thereto, Standard Chartered, as administrative agent, and the lenders party thereto from time to time if the Company was unable to pay such borrowings. The shareholder’s loan agreement providing the Company with a $30 million subordinated loan at the discretion of Weichai at an annual interest rate equal to SOFR plus 4.05% per annum (the “$30 Million Second Amended and Restated Shareholder’s Loan Agreement”) was amended to extend the maturity date from March 31, 2024 to March 31, 2025. Further, if the applicable term SOFR is negative, the interest rate per annum shall be deemed to be 4.05% per annum. If the interest rate for any loan is lower than Weichai’s borrowing cost, the interest rate for such loan shall be equal to Weichai’s borrowing cost plus 1%. The $30 Million Second Amended and Restated Shareholder’s Loan Agreement is subject to customary events of default and covenants. The Company has covenanted to secure any amounts borrowed under the $30 Million Second Amended and Restated Shareholder’s Loan Agreement upon payment in full of all amounts outstanding under the Fourth Amended and Restated Credit Agreement.

As of March 22, 2024, the Company had borrowed approximately $19.8 million under the $30 Million Second Amended and Restated Shareholder’s Loan Agreement.

The Company also previously entered into two other loan agreements with Weichai, including the $25 million Second Amended and Restated Shareholder’s Loan Agreement (the “$25 Million Second Amended Shareholder’s Loan Agreement”) and the $50 Million Second Amended and Restated Shareholder’s Loan Agreement (the “$50 Million Second Amended Shareholder’s Loan Agreement”). The $25 Million Second Amended Shareholder’s Loan Agreement will mature on May 20, 2024 and the $50 Million Second Amended Shareholder’s Loan Agreement will mature on November 30, 2024. The Company intends to work with Weichai to extend both the $25 Million Second Amended Shareholder’s Loan Agreement and the $50 Million Second Amended Shareholder’s Loan Agreement as the maturity date of each agreement approaches. As of March 22, 2024, both the $25 Million Second Amended Shareholder’s Loan Agreement and the $50 Million Second Amended Shareholder’s Loan Agreement have been fully drawn.

About Power Solutions International, Inc.

Power Solutions International, Inc. (PSI) is a leader in the design, engineering and manufacture of a broad range of advanced, emission-certified engines and power systems. PSI provides integrated turnkey solutions to leading global original equipment manufacturers and end-user customers within the power systems, industrial and transportation end markets. The Company’s unique in-house design, prototyping, engineering and testing capabilities allow PSI to customize clean, high-performance engines using a fuel agnostic strategy to run on a wide variety of fuels, including natural gas, propane, gasoline, diesel and biofuels.

PSI develops and delivers complete power systems that are used worldwide in stationary and mobile power generation applications supporting standby, prime, demand response, microgrid, and co-generation power (CHP) applications; and industrial applications that include forklifts, agricultural and turf, arbor care, industrial sweepers, aerial lifts, irrigation pumps, ground support, and construction equipment. In addition, PSI develops and delivers powertrains purpose-built for medium-duty trucks and buses including school and transit buses, work trucks, terminal tractors, and various other vocational vehicles. For more information on PSI, visit www.psiengines.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding the current expectations of the Company about its prospects and opportunities. These forward-looking statements are entitled to the safe-harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) These statements may involve risks and uncertainties. These statements often include words such as “anticipate,” “believe,” “budgeted,” “contemplate,” “estimate,” “expect,” “forecast,” “guidance,” “may,” “outlook,” “plan,” “projection,” “should,” “target,” “will,” “would” or similar expressions, but these words are not the exclusive means for identifying such statements. These statements are not guarantees of performance or results, and they involve risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect the Company’s results of operations and liquidity and could cause actual results, performance or achievements to differ materially from those expressed in, or implied by, the Company’s forward-looking statements.

The Company cautions that the risks, uncertainties and other factors that could cause its actual results to differ materially from those expressed in, or implied by, the forward-looking statements include, without limitation: the impact of the macro-economic environment in both the U.S. and internationally on our business and expectations regarding growth of the industry; uncertainties arising from global events (including the Russia-Ukraine and Israel-Hamas conflicts), natural disasters or pandemics, and their impact on material prices; the effects of strategic investments on our operations, including our efforts to expand our global market share and actions taken to increase sales growth; the ability to develop and successfully launch new products; labor costs and other employment-related costs; loss of suppliers and disruptions in the supply of raw materials; the Company’s ability to continue as a going concern; the Company’s ability to raise additional capital when needed and its liquidity; uncertainties around the Company’s ability to meet funding conditions under its financing arrangements and access to capital thereunder; the potential acceleration of the maturity at any time of the loans under the Company’s uncommitted senior secured revolving credit facility through the exercise by Standard Chartered Bank of its demand right; the impact of rising interest rates; changes in economic conditions, including inflationary trends in the price of raw materials; our reliance on information technology and the associated risk involving potential security lapses and/or cyber-attacks; the ability of the Company to accurately forecast sales, and the extent to which sales result in recorded revenues; changes in customer demand for the Company’s products; volatility in oil and gas prices; the impact of U.S. tariffs on imports, the impact of supply chain interruptions and raw material shortages, including compliance disruptions such as the UFLPA delaying goods from China; the potential impact of higher warranty costs and the Company’s ability to mitigate such costs; any delays and challenges in recruiting and retaining key employees consistent with the Company’s plans; any negative impacts from delisting of the Company’s common stock par value $0.001 from the NASDAQ Stock Market and any delays and challenges in obtaining a re-listing on a stock exchange; and the risks and uncertainties described in reports filed by the Company with the SEC, including without limitation its Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and the Company’s subsequent filings with the SEC.

The Company’s forward-looking statements are presented as of the date hereof. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

Power Solutions International, Inc.

Kenneth Li

Chief Financial Officer

(630) 284-9719

kli@psiengines.com